                                                                   EXHIBIT 12.2

                     TRANSCONTINENTAL REALTY INVESTORS, INC.

          CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND COMBINED
                FIXED CHARGES AND PREFERRED DIVIDEND REQUIREMENTS
                      (AMOUNTS IN THOUSANDS EXCEPT RATIOS)


                                               SIX MONTHS
                                             ENDED JUNE 30,
                                                  2002          YEAR ENDED DECEMBER 31,
                                             --------------   ---------------------------
                                                                 2001            2000
Income (Loss)
Before Income Taxes .......................         (3,279)         19,639         29,760
                                              ------------   -------------
Fixed Charges .............................         18,079          41,230         48,136
                                              ------------   -------------
Income From Continuing Operations
Before Income Taxes and Fixed Charges .....         14,800          60,869         77,896
                                              ------------   -------------

Fixed Charges:
Interest Expense ..........................         17,989          41,058         48,114
                                              ------------   -------------
Preferred Dividends .......................             90             172             22
                                              ------------    ------------   ------------
                                                    18,079          41,230         48,136
Ratio of Earnings to Fixed Charges ........             --            1.48           1.62
                                              ------------   -------------


Note: For purposes of this calculation, earnings before fixed charges consist of earnings before income taxes plus fixed charges. Fixed charges consist of interest expense on all indebtedness (including amortization of deferred debt issuance costs).